SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☑	Definitive Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Smith Micro Software, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	Fee not required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

June 23, 2005

Dear Smith Micro Stockholders:

     We are pleased to invite you to the Smith Micro Software, Inc. 2005 Annual Meeting of Stockholders that will be held at our corporate headquarters, located at 51 Columbia, Aliso Viejo, California 92656, on Thursday, July 28, 2005, at 10:00 a.m., Pacific Daylight Savings Time.

     The expected actions to be taken at the Annual Meeting, which include the election of directors, are described in the attached Proxy Statement and Notice of Annual Meeting of Stockholders. Included with this Proxy Statement is a copy of our Annual Report on Form 10-K/A for the year ended December 31, 2004, which we encourage you to read. It includes our audited financial statements and information about our operations, markets and products.

     Your vote is important. Whether or not you plan to attend the Annual Meeting, you can be sure your shares are represented at the meeting by promptly completing, signing, dating and returning the enclosed proxy card in the pre-paid envelope provided for your convenience or, if eligible, voting by Internet. If you later decide to attend the Annual Meeting and wish to change your vote, you may do so simply by voting in person at the meeting.

     We look forward to seeing you at the Annual Meeting.

Sincerely,

William W. Smith, Jr.
Chairman of the Board,
President & Chief Executive Officer

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JULY 28, 2005
MATTERS TO BE CONSIDERED AT ANNUAL MEETING
PROPOSAL I:
ELECTION OF DIRECTORS
Proposal II
APPROVAL OF THE 2005 STOCK OPTION/STOCK ISSUANCE PLAN
FEDERAL INCOME TAX CONSEQUENCES
Proposal III APPROVAL OF INCREASE IN AUTHORIZED CAPITALIZATION
PROPOSAL IV: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
OWNERSHIP OF SECURITIES
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT

SMITH MICRO SOFTWARE, INC.

NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS
To Be Held July 28, 2005

To the Stockholders of Smith Micro Software, Inc.:

     Notice is hereby given that the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) of Smith Micro Software, Inc. (the “Company”) will be held at our corporate headquarters, located at 51 Columbia, Aliso Viejo, California 92656, on Thursday, July 28, 2005, at 10:00 a.m., Pacific Daylight Savings Time, for the following purposes as more fully described in the Proxy Statement accompanying this notice:

1.	To elect two (2) directors each to serve on our Board of Directors until the 2008 Annual Meeting of Stockholders or until his successor is duly elected and qualified; and

2.	To approve and adopt the 2005 Stock Option / Stock Issuance Plan; and

3.	To approve an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of Common Stock from 30,000,000 to 50,000,000 shares; and

4.	To ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm for 2005; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The close of business on June 17, 2005, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Only stockholders of record at such time will be so entitled to vote. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our executive offices located at 51 Columbia, Aliso Viejo, California 92656, and at the Annual Meeting.

     You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you can be sure your shares are represented at the meeting by promptly voting and submitting your proxy by Internet (if your shares are registered in the name of a bank or brokerage firm and you are eligible to vote your shares in such a manner) or by completing, signing, dating and returning the enclosed proxy card in the pre-paid envelope provided for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you submit your proxy and then decide to attend the Annual Meeting and vote by ballot, your proxy will be revoked and only your vote at the Annual Meeting will be counted.

     A majority of the outstanding shares of Common Stock entitled to vote must be represented at the Annual Meeting in order to constitute a quorum. Please return your proxy card in order to ensure that a quorum is obtained.

By Order of the Board of Directors,
ROBERT W. SCHEUSSLER
Secretary
Aliso Viejo, California
June 23, 2005

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND SUBMIT YOUR PROXY BY INTERNET IF ELIGIBLE OR BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURNING IT IN THE ENCLOSED ENVELOPE.

SMITH MICRO SOFTWARE, INC.

51 Columbia
Aliso Viejo, California 92656

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JULY 28, 2005

General

     This Proxy Statement and the enclosed proxy card are furnished in connection with the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) of Smith Micro Software, Inc. (“Smith Micro,” the “Company,” “we,” “our” or “us”), which will be held at our corporate headquarters located at 51 Columbia, Aliso Viejo, California 92656, on Thursday, July 28, 2005, at 10:00 a.m., Pacific Daylight Savings Time. Stockholders of record at the close of business on June 17, 2005, the record date, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. This Proxy Statement, the enclosed proxy card and the Smith Micro Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004 (the “Annual Report”), were first mailed on or about June 23, 2005, to stockholders of record as of the record date.

Purpose of the Meeting

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. We are not aware of any matter to be presented other than those described in this Proxy Statement.

Voting

     Our outstanding common stock, par value $0.001 per share (the “Common Stock”) is the only class of securities entitled to vote at the Annual Meeting. Common stockholders of record on June 17, 2005, the record date, are entitled to notice of and to vote at the Annual Meeting. As of the record date, there were approximately 21,591,660 shares of Common Stock outstanding and approximately 175 holders of record according to information provided by our transfer agent. Each share of Common Stock is entitled to one vote. Stockholders may not cumulate votes in the election of directors. A majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum.

     All votes will be tabulated by our inspector of elections for the Annual Meeting who will separately tabulate affirmative and negative votes, abstentions and “broker non-votes” (i.e., shares held by a broker or other nominee having discretionary power to vote on some matters but not others). Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. In the election of directors, the nominee receiving the highest number of affirmative votes shall be elected; broker non-votes and votes marked “withhold” will not affect the outcome of the election. Each of proposals II, III and IV requires the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Broker non-votes will not be counted for purposes of determining whether such proposals have been approved.

Proxies

     Properly executed proxies will be voted in the manner specified therein. If no direction is made on the proxies, such proxies will be voted FOR the election of the nominees named under the caption “Election of Directors” as our directors, FOR approval of the 2005 Stock Option / Stock Issuance Plan, FOR approval of the increase in authorized capitalization, and FOR the ratification of the selection of BDO Seidman, LLP as our independent registered public accounting firm for the 2005 fiscal year. You may revoke or change your proxy at anytime before the Annual Meeting by filing with the corporate Secretary at our principal executive offices at 51 Columbia, Aliso Viejo, California 92656, a notice of revocation or another signed Proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting does not, by itself constitute a revocation of your proxy. Please note that if your shares are held of record by a broker, bank or other nominee, you will not be able to vote in person at the Annual Meeting unless you have obtained and present a proxy issued in your name from the record holder.

Voting Electronically via the Internet

     If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet. A large number of banks and brokerage firms provide eligible stockholders who receive a paper copy of the Annual Report and Proxy Statement the opportunity to vote in this manner. If your bank or brokerage firm allows for this, your voting form will provide instructions for such alternative method of voting. If your voting form does not reference Internet information, please complete and return the paper Proxy in the self-addressed, postage prepaid envelope provided.

Solicitation

     The enclosed proxy is being solicited by our Board of Directors, and Smith Micro will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward solicitation material to such beneficial owners. We may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. In addition, the original solicitation of proxies by mail may be supplemented by a solicitation by Internet or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse reasonable out-of-pocket expenses. Except as described above, we do not presently intend to solicit proxies other than by mail.

Deadline for Receipt of Stockholder Proposals

     Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission (“SEC”) and our Bylaws. Stockholder proposals that are intended to be presented at our 2006 Annual Meeting of Stockholders (the “2006 Annual Meeting”) and included in the proxy solicitation materials related to that meeting must be received by us no later than February 23, 2006, which is 120 calendar days prior to the anniversary date of the mailing of this Proxy Statement. Stockholders are also advised to review our Bylaws which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and director nominations. Under our current Bylaws, the deadline for submitting a stockholder proposal is not less than 30 days and no more than 90 days prior to the date of the Annual Meeting and the deadline for submitting a nomination for a director is not less than 60 days prior to the date of the Annual Meeting. Stockholder proposals must be in writing and should be addressed to the corporate Secretary at our principal executive offices located at 51 Columbia, Aliso Viejo, California 92656.

     In addition, the proxy solicited by the Board of Directors for the 2006 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we receive notice of such proposal not later than May 9, 2006, which is 45 calendar days prior to the anniversary date of the mailing of this Proxy Statement. It is recommended that stockholders submitting proposals direct them to our corporate Secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The Chairman of the Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the Securities and Exchange Commission.

     We have not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year’s Annual Meeting. The enclosed proxy grants the proxy holders discretionary authority to vote on any matter properly brought before the Annual Meeting.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL I:

ELECTION OF DIRECTORS

     Our Amended and Restated Certificate of Incorporation and Bylaws provide for our Board of Directors to be divided into three classes, as nearly equal in number as is reasonably possible, serving staggered terms that expire in different years. At each annual meeting of stockholders, the successors to the class of directors whose term expires are elected to hold office for a term of three years. The term of one class of directors expires at each annual meeting. The preceding notwithstanding, directors serve until their successors have been duly elected and qualified or until they earlier resign, become disqualified or disabled, or are otherwise removed.

     Our Board currently has six directors: Thomas G. Campbell, Samuel Gulko, William C. Keiper, Robert W. Scheussler, William W. Smith, Jr. and Gregory J. Szabo. The class whose term expires at this Annual Meeting contains two directors. The Nominating Committee of the Board of Directors selected, and the Board of Directors approved, Mr. Keiper and Mr. Smith as nominees for election at the Annual Meeting to the class being elected at this meeting. The enclosed proxy will be voted, unless authority is withheld or the proxy is revoked, FOR the election of each nominee for election named below to hold office until the date of our 2008 Annual Meeting or until his successor has been duly elected and qualified or until he earlier resigns, becomes disqualified or disabled, or is otherwise removed. Each returned proxy cannot be voted for a greater number of persons than the nominees named on the proxy. In the unanticipated event that a nominee becomes unable or declines to serve at the time of the Annual Meeting, the proxies will be voted for a substitute person selected by the Nominating Committee of the Board of Directors and approved by the Board of Directors. Each nominee for election has agreed to serve if elected, and management has no reason to believe that such nominee will be unavailable to serve.

     Stockholders may communicate with members of the Board of Directors by mail addressed to the full Board, a specific member of the Board or to a particular committee of the Board at our principal executive offices located at 51 Columbia, Aliso Viejo, California 92656.

Directors and Nominees

Nominees for Directors for Term Ending at the 2008 Annual Meeting of Stockholders:

Name	Age	Position

William W. Smith, Jr.	57	Chairman of the Board, President and
		Chief Executive Officer

William C. Keiper (1)(2)(3)	54	Director

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Governance and Nominating Committee.

     Mr. Smith co-founded Smith Micro and has served as our Chairman of the Board of Directors, President and Chief Executive Officer since its inception in 1982. Mr. Smith was employed by Rockwell International Corporation in a variety of technical and management positions from 1975 to 1984. Mr. Smith served with Xerox Data Systems from 1972 to 1975 and RCA Computer Systems Division from 1969 to 1972 in mainframe sales and pre-sale technical roles. Mr. Smith received a B.A. in Business Administration from Grove City College.

     Mr. Keiper became a director in May 2002. Mr. Keiper currently serves as Chief Executive Officer of Arrange Technology LLC, a software development services outsourcing company. He also currently serves as

Chairman and Interim President and Chief Executive Officer of Hypercom Corporation (NYSE: HYC). From 1997 to 2002, Mr. Keiper was a principal in the mergers and acquisitions business, serving software, middle market IT services, consulting and e-commerce companies. Mr. Keiper was the Chief Executive Officer and a member of the Board of Directors of Artisoft, Inc., a publicly-held software company that develops and markets computer telephony and communications software, from 1993 to 1997. From 1986 to 1993, Mr. Keiper held variety of executive positions, including President and Chief Operating Officer, with MicroAge, Inc., a publicly-held distributor and integrator of information technology products and services. Mr. Keiper currently serves on the Boards of Directors of several high technology companies, including JDA Software Group, Inc. (NASDAQ: JDAS) an enterprise software company that provides solutions for the retail industry; Hypercom Corporation (NYSE: HYC), a company providing electronic payment transfer technology and solutions; and Zones, Inc. (NASDAQ: ZONS), a marketer and distributor of IT products and services. Mr. Keiper received a B.S. in Business from Eastern Illinois University, a J.D. from Arizona State University and an M.B.A. in International Management from the Thunderbird American Graduate School of International Management.

Continuing Directors for Term Ending at the 2006 Annual Meeting of Stockholders:

Name	Age	Position

Thomas G. Campbell (1)(2)(3)	54	Director

Robert W. Scheussler	58	Senior Vice President, Chief
		Operating Officer, Chief Financial
		Officer and Director

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Governance and Nominating Committee.

     Mr. Campbell became a director in July 1995. From March 1999 to the present, he has served as the Executive Vice President of King Printing, Inc. From July 1996 to March 1999, he was the Vice President, Operations of Complete Concepts, Ltd., a manufacturer and distributor of women’s accessories. From November 1995 to July 1996, Mr. Campbell was an independent management consultant specializing in corporate turnarounds. From February 1995 to November 1995, he served as the Chief Operating Officer of Laser Atlanta Optics, Inc. From 1990 to February 1995, he served in several senior management positions at Hayes, Inc., including Vice President of Operations and Business Development, and as Chief Operating Officer and a member of the Board of Directors of Practical Peripherals, a Hayes subsidiary. Prior to 1989, Mr. Campbell was employed by Digital Equipment Corporation. Mr. Campbell attended Boston University.

     Mr. Scheussler joined us in May 1995 and has served as our Chief Operating Officer since September 1999 and as our Chief Financial Officer since June 2001. Mr. Scheussler served as Senior Vice President, Engineering and Chief Technical Officer from May 1995 until September 1999. From May 1995 to April 1997, he was also Vice President of Operations. From February 1996 to the present, Mr. Scheussler has been a member of our Board of Directors. Prior to joining us, from June 1973 to May 1995, Mr. Scheussler held positions with Rockwell International Corporation, most recently as the Director-Architecture and Technology at its Information Systems Center. Mr. Scheussler holds a B.S. in Industrial Engineering from Pennsylvania State University and an M.S. in Operations Research from Polytechnic University in New York. He also completed the Executive Program at Stanford University.

Continuing Directors for Term Ending at the 2007 Annual Meeting of Stockholders:

Name	Age	Position

Samuel Gulko (1)	73	Director

Gregory J. Szabo (1)	57	Director

(1)	Member of the Audit Committee.

     Mr. Gulko became a member of the board of directors in October of 2004. Prior to joining the board, Mr. Gulko served as a partner in the audit practice of Ernst & Young from 1968 until his retirement in 1987. From April 1987 to 1996, Mr. Gulko was self employed as a Certified Public Accountant and business consultant, as well as the part time Chief Financial Officer of several privately-owned companies. From July 1996 until his retirement in September 2002, Mr. Gulko functioned as the Chief Financial Officer, and as the Vice President of Finance, Secretary and Treasurer of a biotechnology company, Neotherapeutics, Inc. During this same period he also served as a member of the Board of Directors of Neotherapeutics, Inc. Since September 2002, Mr. Gulko has continued to provide tax and consulting services on a part-time basis to a limited number of clients. Mr. Gulko obtained his B.S. in Accounting from the University of Southern California in 1958.

     Mr. Szabo became a director in June 2001. Mr. Szabo is the former Chief Executive Officer and currently serves as Chairman of the Board of Ertek Solutions, LLC. Ertek provides antenna technology to the wireless industry including high performance low cost RFID Tag antennas. He also currently serves on the United Internet Technologies Board of Advisors. Mr. Szabo has served in a series of senior management positions during a 13-year career with AirTouch’s wireless communications operations, prior to its acquisition by Vodafone and merger with Verizon Wireless in 2000. As Vice President-Network Services, he directed the engineering and operations of its cellular systems in the eastern U.S. Earlier, Mr. Szabo held managerial positions with Motorola and Martin Marietta. Mr. Szabo received a B.S. and an M.S. in Electrical Engineering from Ohio University.

Board Independence

     The Board of Directors has determined that Messrs. Campbell, Gulko, Keiper and Szabo are independent within the meaning of the listing standards of the Nasdaq Stock Market, as currently in effect.

Board Meetings and Committees

     Our Board of Directors held four meetings and acted by written consent on three separate occasions during 2004. Each director attended or participated in 75% or more of the aggregate number of meetings of the Board and of meetings of the committees of the Board on which such director served.

     Although we do not have a formal policy regarding attendance by members of the Board of Directors at our annual meetings of stockholders, directors are encouraged to attend our annual meetings. Two of our current directors attended our annual meeting of stockholders in 2004.

     The Board of Directors has three committees: an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee. Each of these committees has adopted a written charter. All members of the committees are appointed by the Board of Directors and are non-employee directors and independent within the meaning of the Nasdaq listing standards.

     Audit Committee. Our Audit Committee is comprised of three members: Messrs. Campbell, Gulko and Szabo. The Board of Directors has determined that all of these members of the Audit Committee are independent within the meaning of the Nasdaq listing standards and also within the meaning of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that each member can read and has an understanding of fundamental financial statements. The Audit Committee reviews our financial statements and accounting practices, makes recommendations to the Board of Directors regarding the selection of our independent registered public accounting firm and reviews the results and scope of our annual audit and other services provided by our independent registered public accounting firm. The Audit Committee also is responsible for establishing, and has established, procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, all related party transactions are reviewed and approved by the Audit Committee. The Board of Directors has adopted and approved an amended and restated written charter for its Audit Committee, a copy of which was included as an appendix to our definitive proxy statement for the May 2004 Annual Meeting filed with the SEC on or about April 5, 2004. A copy of this charter also is posted on our web site at http://www.smithmicro.com under the Investor Relations section. The inclusion of our web site address in this proxy does not include or incorporate by reference the information on our web site into this proxy or our Annual Report on Form 10-K/A. The Audit Committee held four meetings during 2004. Mr. Gulko is the Audit Committee Chairman and has been designated by the Board of Directors as the Audit Committee’s financial expert, as that term is described in Item 401(h) of Regulation S-K promulgated by the SEC. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Gulko’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on Mr. Gulko any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an Audit Committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or Board. The Audit Committee Report is included herein at page 33.

     Compensation Committee. The Compensation Committee is comprised of two members: Messrs. Campbell and Keiper. The Board of Directors has determined that all the members of the Compensation Committee are independent within the meaning of the Nasdaq listing standards. The Compensation Committee administers our executive compensation programs and makes recommendations to the Board of Directors concerning officer and director compensation. The Compensation Committee also has the authority to administer the Smith Micro 1995 Stock Option/Stock Issuance Plan (the “1995 Plan”) and to award stock options and direct stock issuances under that plan to our officers. If the Smith Micro 2005 Stock Option/Stock Issuance Plan is approved at the Annual Meeting, the Compensation Committee will have the authority to administer that plan and to award stock options and direct stock issuances under that plan to our officers. The Board of Directors has adopted and approved a written charter for the Compensation Committee. A copy of this charter is posted on our web site at http://www.smithmicro.com under the Investor Relations section. The inclusion of our web site address in this proxy does not include or incorporate by reference the information on our web site into this proxy or our Annual Report on Form 10-K/A. The Compensation Committee held four meetings during 2004. The Compensation Committee Report is included herein at page 31.

     Governance and Nominating Committee. The Governance and Nominating Committee is comprised of two members: Messrs. Keiper and Campbell. The Board of Directors has determined that all the members of the Nominating Committee are independent within the meaning of the Nasdaq listing standards. The Nominating Committee receives proposed nominations to the Board of Directors, reviews the eligibility of each proposed nominee, and nominates, with the approval of the Board of Directors, new members of the Board of Directors to be submitted to the stockholders for election at each annual meeting. The Board of Directors has adopted and approved a written charter for the Nominating Committee, a copy of which was included as an appendix to our definitive proxy statement for the May 2004 Annual Meeting filed with the SEC on or about April 5, 2004. A copy of this charter also is posted on our web site at http://www.smithmicro.com under the Investor Relations section. The inclusion of our web site address in this proxy does not include or incorporate by reference the information on our web site into this proxy or our Annual Report on Form 10-K/A. The Nominating Committee held one meeting in 2004.

     When considering a potential candidate for membership on our Board of Directors, our Nominating Committee considers relevant business and industry experience and demonstrated character and judgment. There are no differences in the manner in which the Nominating Committee evaluates a candidate that is recommended for nomination for membership on our Board of Directors by a stockholder. The Nominating Committee has not received any recommended nominations from any of our stockholders in connection with this Annual Meeting. Each of the current nominees for this Annual Meeting is standing for re-election.

     The Nominating Committee will consider stockholder nominations for directors submitted in accordance with the procedure set forth in Article II, Section 12 of our Bylaws. The procedure provides that a notice relating to the nomination must be timely given in writing to our corporate Secretary prior to the meeting. To be timely, the notice must be delivered within the time permitted for submission of a stockholder proposal as described herein under “Deadline for Receipt of Stockholder Proposals.” Such notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of each such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Smith Micro Common Stock that are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) he name and address of such stockholder as they appear on our books and (ii) the class and number of shares of Smith Micro Common Stock that are beneficially owned by such stockholder.

Code of Ethics

     We have adopted a Code of Ethics for all of our employees, executive officers and directors. We will provide a copy of the Code of Ethics upon request made by email to investor-relations@smithmicro.com or in writing to Smith Micro Software, Inc. at 51 Columbia, Aliso Viejo, California 92656, Attention: Investor Relations. The full text of our Code of Ethics is posted on our web site at http://www.smithmicro.com under the Investor Relations section. We intend to disclose any amendment to the Code of Ethics or waiver of a provision of the Code of Ethics applicable to our executive officers or directors, including the name of the executive officer or director to whom the amendment applies or for whom the waiver was granted, at the same location on our website identified above. The inclusion of our web site address in this proxy does not include or incorporate by reference the information on our web site into this proxy or our Annual Report on Form 10-K/A.

Compensation of Directors

     Non-employee members of the Board of Directors receive fees of $2,500 quarterly for Board and committee service, and are reimbursed for their out-of-pocket expenses in connection with service on the Board of Directors. Non-employee members of the Board of Directors will be eligible to receive periodic option grants pursuant to the Automatic Option Grant Program in effect under the 2005 Stock Option / Stock Issuance Plan and will be eligible to receive discretionary awards under the Plan’s Discretionary Option Grant and Stock Issuance Programs, if such Plan is approved and adopted by Stockholders.

     Each non-employee director will receive an option grant for 10,000 shares in connection with his or her initial appointment to the Board of Directors. Each such option will have an exercise price per share equal to the closing sale price per share of Common Stock on the grant date and a maximum term of 10 years measured from the grant date. Each option will be immediately exercisable for all the option shares, but any shares purchased under the option will be subject to repurchase by us, at the option exercise price paid per share, in the event the optionee ceases to serve as a member of the Board of Directors prior to vesting in the option shares. The option shares will vest in a series of four successive equal annual installments over the optionee’s period of service on the Board of Directors, with the first installment to vest upon his or her completion of one year of serving as a member of the Board of Directors measured from the grant date. The option shares will immediately vest in full upon certain changes in control or ownership or upon the optionee’s death or disability while still serving as a member of the Board of Directors. On October 15, 2004, in connection with his election to the Board of Directors, Mr. Gulko received option grants of 10,000 shares at an exercise price of $3.79 per share, the fair market value per share of Common Stock on the date of grant.

     At each Annual Meeting of Stockholders, each individual who will continue to serve as a non-employee member of the Board of Directors will receive an additional option grant for 5,000 shares, provided such individual has served on the Board of Directors for at least six months. Each option will have an exercise price per share equal to the closing sale price per share of Common Stock on the date of the Annual Meeting and a maximum term of 10 years measured from such date, subject to earlier termination upon the optionee’s cessation of service on the Board of Directors. The option will be immediately exercisable for all the option shares, but any shares purchased under the option will be subject to repurchase by us, at the option exercise paid per share, should the optionee stop serving as a member of the Board of Directors prior to the completion of one year of service measured from the grant date. On July 2, 2004, in connection with continuing service on the Board of Directors, each of Messrs. Campbell, Keiper and Szabo received option grants of 5,000 shares at an exercise price of $1.91 per share, the fair market value per share of Common Stock on the date of grant.

Vote Required

     The affirmative vote of the holders of a plurality of the outstanding shares of Common Stock present or represented at the Annual Meeting and entitled to vote is required for approval of the election of the nominee as a member of our Board of Directors.

     The Board of Directors recommends a vote FOR the nominees named above or their substitutes as set forth herein.

Proposal II

APPROVAL OF THE 2005 STOCK OPTION/STOCK ISSUANCE PLAN

     In February 2005, the Board of Directors adopted the 2005 Stock Option / Stock Issuance Plan (the “2005 Plan”), subject to stockholder approval. If approved by the stockholders at the annual meeting, the 2005 Plan will become effective on July 28, 2005, and will replace the 1995 Stock Option / Stock Issuance Plan which expired on May 24, 2005. When the 2005 Plan becomes effective all outstanding options under the 1995 Plan will remain outstanding, but no further grants will be made under that Plan. This proposal will not affect option already granted under the 1995 Plan. As of April 30, 2005, there were options outstanding under the 1995 Stock Option / Stock Issuance Plan to purchase 1,820,838 shares of common stock.

     Under applicable Nasdaq Stock Market rules, the company is required to obtain stockholder approval of the 2005 Plan. Such approval is also necessary to permit the company to grant incentive stock options to employees under Section 422 of the Internal Revenue Code, as amended, and to ensure that compensation paid under the Plan is eligible for an exemption from the limits on tax deductibility imposed by Section 162(m) of the Code, which limits the deductibility of certain compensation paid to individuals who are, at the end of the tax year for which the Company would otherwise claim its tax deduction, the Company’s chief executive officer and its four other mot highly paid executive officers.

     The purpose of the 2005 Plan is to promote the interests of the Company and its stockholders by providing officers and other employees of the company with appropriate incentives and rewards to encourage them to enter into and remain in their positions with the company and to acquire a proprietary interest in the long term success of the company, thereby aligning their interests with more closely with the interests of the company’s stockholders.

     The following summary of the material terms of the 2005 Plan does not purport to be a complete description of all the provisions of the Plan, and is qualified in its entirety by the terms of the 2005 Plan, a copy of which is attached as Appendix A hereto.

Equity Incentive Programs

     The 2005 Plan contains three separate equity incentive programs: (i) a Discretionary Option Grant Program, (ii) a Stock Issuance Program, and (iii) an Automatic Option Grant Program. The principal features of each program are described below. The Compensation Committee of the Board (the “Committee”) will administer the provisions of the 2005 Plan (other than the Automatic Option Grant Program), and will have complete discretion (subject to the provisions of the 2005 Plan) to authorize option grants and direct stock issuances under the 2005 Plan within the scope of its administrative jurisdiction. However, all grants under the Automatic Option Grant Program will be made in strict compliance with the provisions of that program, and no administrative discretion will be exercised by the Compensation Committee with respect to the grants made under such program.

Share Reserve

     The maximum number of shares of the Company’s Common Stock available for issuance over the term of the 2005 Plan may not exceed 5,000,000 shares, plus that number of additional shares equal to 2.5% of the number of shares of Common Stock outstanding on the last trading day of the calendar year commencing with calendar year 2006 (but not in excess of 750,000 shares). In no event may any individual participant in the 2005 Plan be granted stock options and direct stock issuances for more than 400,000 shares in the aggregate per calendar year. Stockholder approval of this Proposal will also constitute approval of such limitation for purposes of Internal Revenue Code Section 162(m).

     The shares of Common Stock issuable under the 2005 Plan may be drawn from shares of the Company’s authorized but unissued Common Stock or from shares of Common Stock reacquired by the Company, including shares repurchased on the open market.

     Shares subject to any outstanding options under the 2005 Plan which expire or otherwise terminate prior to exercise will be available for subsequent issuance. Unvested shares issued under the 2005 Plan and subsequently repurchased by the Company, at the option exercise or direct issue price paid per share, pursuant to the Company’s repurchase rights under the 2005 Plan will also be available for reissuance.

Eligibility

     Employees, non-employee Board members, and independent consultants and advisors in the service of the Company will be eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Non-employee members of the Board will also be eligible to participate in the Automatic Option Grant Program.

     As of April 30, 2005, 7 executive officers, 4 non-employee Board members and approximately 45 other employees and consultants were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs, and 4 non-employee Board members were eligible to participate in the Automatic Option Grant Program.

Valuation

     The fair market value per share of Common Stock on any relevant date under the 2005 Plan will be the closing selling price per share on that date on the Nasdaq Stock Market. On April 30, 2005, the closing price of the Company’s Common Stock was $3.96 per share.

Discretionary Option Grant Program

     The options granted under the Discretionary Option Grant Program may be either incentive stock options under the federal tax laws or non-statutory options. Each granted incentive stock option will have an exercise price per share not less than one hundred percent (100%) of the fair market value per share of Common Stock on the option grant date and each granted non-statutory option will have an exercise price per share of not less than the fair market value per share of Common Stock on the option grant date.

     Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.

     No incentive stock option may be granted to an employee who owns at the time of the grant stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries (a “10% Stockholder”) unless the exercise price for each share of Common Stock subject to such incentive stock option is at least 110% of the fair market value per share of the Common Stock on the date of grant and such incentive stock option award is not exercisable more than five years after its date of grant. In addition, if the total fair market value of shares of Common Stock subject to incentive stock option s which are exercisable for the first time by an employee in a given calendar year exceeds $100,000, valued as of the grant date of the incentive stock option, the Options for shares of Common Stock in excess of $100,000 for that year will be treated as non-statutory options.

     Non-qualified options may be transferred to one or more members of the family of the option holder or to a trust established exclusively for such family members.

Stock Issuance Program

     Shares may be issued under the Stock Issuance Program for such valid consideration under the Delaware General Corporation Law as the Compensation Committee deems appropriate, provided the value of such consideration is not less than the fair market value of the issued shares on the date of issuance. Shares may also be issued as a bonus for past services.

     The shares issued as a bonus for past services will be fully vested upon issuance. All other shares issued under the program will be subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The following requirements will govern the applicable vesting schedule:

•	For any shares which are to vest solely through the participant’s performance of services, the Compensation Committee will impose a minimum service period of at least two (2) years before any of the shares will vest.

•	For any shares which are to vest upon the participant’s performance of services and the Company’s attainment of one or more prescribed performance milestones, the Compensation Committee will impose a minimum service period of at least one (1) year.

     The Compensation Committee will have the sole and exclusive authority, exercisable upon a participant’s termination of service, to vest any or all unvested shares of Common Stock at the time held by that participant, to the extent the Compensation Committee determines that such vesting provides an appropriate severance benefit under the circumstances.

Automatic Option Grant Program

     Under the Automatic Option Grant Program, each individual will receive, at the time he or she first becomes a non-employee Board member, whether through election by the stockholders or appointment by the Board, an option grant for 10,000 shares of Common Stock, provided such individual was not previously in the Company’s employ. In addition, at each annual stockholders meeting, including the 2005 Annual Meeting, each individual who is reelected to the Board as a non-employee Board member will automatically be granted a stock option to purchase 5,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six months. There will be no limit on the number of such annual grants which any one non-employee Board member may receive over his or her period of Board service, and non-employee Board members who have previously served in the Company’s employ will be fully eligible for one or more annual grants over their period of Board service.

     Each option under the Automatic Option Grant Program will have an exercise price per share equal to one hundred percent (100%) of the fair market value per share of Common Stock on the option grant date and a maximum term of ten (10) years measured from such grant date. The option will be immediately exercisable for all the option shares, but any purchased shares will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee’s cessation of Board service prior to vesting in those shares. The shares subject to each option will vest (and the Company’s repurchase rights will lapse) in four (4) successive equal annual installments over the optionee’s period of Board service, with the first such installment to vest upon the completion of one (1) year of Board service measured from the option grant date. The shares of Common Stock subject to each annual option grant will vest upon optionee’s completion of one (1) year of Board service measured from the option grant date.

     The shares subject to each outstanding automatic option grant will immediately vest should the optionee die or become permanently disabled while a Board member or should any of the following events occur while the optionee continues in Board service: (i) an acquisition of the Company by merger or asset sale, (ii) the successful completion of a tender offer for more than fifty percent (50%) of the outstanding voting securities or (iii) a change in the majority of the Board occasioned by one or more contested elections for Board membership. Each automatic option grant held by an optionee upon his or her termination of Board service will remain exercisable, for any or all of the option shares in which the optionee is vested at the time of such termination, for up to a twelve (12)-month period following such termination date.

New Plan Benefits

     The Company cannot currently determine the exact number of options to be granted in the future under the Plan to its Named Executive Officers (as such term is defined below under the caption “Executive Compensation and Related Information”), to all executive officers as a group, or to all employees as a group. See “EXECUTIVE COMPENSATION – Option Grants in Last Fiscal Year” for the number of stock options granted to the Named Executive Officers during the fiscal year ended December 31, 2004.

     In light of the scheduled expiration of the 1995 Stock Option / Stock Issuance Plan and the fact that automatic stock option grants are scheduled to be made to the Company’s non-employee directors following the Annual Meeting, the Company anticipates that each of its non-employee directors will receive an automatic stock option grant for 5,000 shares of Common Stock under the 2005 Plan, consistent with the terms of the Automatic Option Grant Program described above and subject to approval of the 2005 Plan by the stockholders at the Annual Meeting. The Company, however, does not have any specific current plans or commitments for awards under the 2005 Plan.

Acceleration

     In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not to be assumed or replaced by the successor corporation will automatically accelerate in full, and all unvested shares under the Stock Issuance Program will immediately vest, except to the extent the Company’s repurchase rights with respect to those shares are transferred to the successor corporation. The Compensation Committee will have complete discretion to grant one or more options under the Discretionary Option Grant Program which will become fully exercisable for all option shares in the event those options are assumed in the acquisition and the optionee’s service with the Company or the acquiring entity is involuntarily terminated within a designated period following such acquisition. The Compensation Committee will have similar discretion to grant options that will become fully exercisable for all the option shares should the optionee’s service terminate, whether involuntarily or through a resignation for good reason, within a designated period following a change in control of the Company (whether by successful tender offer for more than fifty percent (50%) of the outstanding voting stock or by proxy contest for the election of Board members). The Compensation Committee may also provide for the automatic vesting of any outstanding shares under the Stock Issuance Program upon similar terms and conditions.

     Each option outstanding under the Automatic Option Program will also automatically accelerate in the event of an acquisition or change in control of the Company.

     The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

Changes in Capitalization

     In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company’s receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 2005 Plan, (ii) the number and/or class of securities for which any one person may be granted stock options and direct stock issuances under the 2005 Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder.

Amendment and Termination

     The Board may amend or modify the 2005 Plan in any or all respects whatsoever, subject to any required stockholder approval under applicable law or regulation. Without stockholder approval, the Board may not (i) increase the number of shares that may be issued under the Plan; (ii) change the class of persons eligible to receive awards under the plan; (iii) change the Plan’s requirements concerning the exercise price of options granted under the Plan; or (iv) otherwise effect any material amendment which would require stockholder approval under any applicable law or regulation. The Board may terminate the 2005 Plan at any time, and the 2005 Plan will in all events terminate on July 28, 2015.

FEDERAL INCOME TAX CONSEQUENCES

Option Grants

     Options granted under the 2005 Plan may be either incentive stock options that satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options that are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

     Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition was granted and more than one (1) year after the date the option was exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

     Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

     If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee’s disposition of the purchased shares.

     Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee’s termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company’s repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

     The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

Direct Stock Issuance

     The tax principles applicable to direct stock issuances under the 2005 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

Deductibility of Executive Compensation

     The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options granted under the 2005 Plan with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Section 162(m) of the Code and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those option grants under the 2005 Plan will remain deductible by the Company without limitation under Section 162(m) of the Code.

Golden Parachute Tax and Section 280G of the Code

     If an option is accelerated as a result of a Change in Control, all or a portion of the value of the option at that time may be a “parachute payment” under Section 280G of the code for certain employees and other individuals who perform services for the Company. Section 280G generally provides that if parachute payments equal or exceed three times and option holder’s average W-2 compensation for the five tax years preceding the year of the change in Control, the company will not be permitted to claim its deduction with respect to any “excess parachute payments” made to the individual. An “excess parachute payment” generally is the portion of a parachute payment that exceeds such individual’s average compensation for such period. Section 280G of the Code generally applies to employees or other individuals who perform services for the Company if, within the 12-month period preceding the Change in Control, the individual is an officer of the Company, a shareholder owning more than 1% of the stock of the Company, or a member of the group consisting of the lesser of the highest paid 1% of the employees of the Company or the highest paid 250 employees of the Company. A recipient of an excess parachute payment is subject to a 20% excise tax on such parachute payment under Section 4999 of the Code.

     The discussion set forth above is intended only as a summary and does not purport to be a complete enumeration or analysis of all potential tax effects relevant to recipients of options under the 2005 Plan. We have not undertaken to discuss the tax treatment of options under the 2005 Plan in connection with a merger, consolidation or similar transaction. Such treatment will depend on the terms of the transaction and the method of dealing with the options in connection therewith.

Vote Required

     The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Annual Meeting is required for approval of the amendment to the 2005 Plan.

     The Board of Directors recommends a vote FOR the approval of the amendment to the 2005 Stock Option / Stock Issuance Plan.

Proposal III

APPROVAL OF INCREASE IN AUTHORIZED CAPITALIZATION

     The Company’s Amended and Restated Certificate of Incorporation currently authorizes 30,000,000 shares of Common Stock, of which 21,574,212 shares of Common Stock were issued and outstanding as of April 30, 2005.

     The Board of Directors believes that the Company will require substantial additional resources to achieve its strategic growth objectives, remain competitive and maintain the strength of its business for the benefit of all stockholders, and that a major component of these additional resources must be common equity. Increasing the number of authorized shares of Common Stock from 30,000,000 to 50,000,000 would provide the Company with additional capital resources to finance the long-term growth of the Company and with sufficient shares of Common Stock for stock splits. The additional shares of Common Stock could be issued for acquisitions and in public or private offerings, the proceeds of which could be used to finance the Company’s growth through increased working capital, expansion of existing businesses and other corporate purposes. The Board believes that having these additional shares available will provide the Board with the flexibility it needs to respond quickly, and without the delays inherent in obtaining stockholder approval, should shares be required for acquisition opportunities, working capital, capital improvements, stock splits or other corporate purposes. The Board does not currently have any plans to issue shares of Common Stock or Preferred Stock in any public or private offering, for any acquisition, or otherwise, nor are there any present negotiations which could lead to such an issuance.

     In addition to the corporate purposes discussed above, the proposed increase in the number of authorized shares of Common Stock, under certain circumstances, may have an anti-takeover effect, although this is not the present intent of the Board of Directors. The authorized but unissued shares of Common Stock could be used by the Board of Directors to discourage, delay or make more difficult a change in the control of the Company. For example, a number of such shares could be privately sold to purchasers who might align themselves with the Board of Directors in opposing a hostile takeover bid. The issuance of additional shares could serve to dilute the stock ownership of persons seeking to obtain control and thereby increase the cost of acquiring a given percentage of the outstanding stock. Although this proposal to increase the authorized number of shares of Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board of Directors currently aware of any such attempts directed at the Company), stockholders should be aware that approval of the amendment to the Certificate could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then-current market prices.

     Additional shares of Common Stock authorized pursuant to this proposal would be identical in all respects to the Common Stock currently authorized. While authorization of the additional shares will not dilute the proportionate voting power or other rights of existing stockholders, future issuances of Common Stock could reduce the proportionate ownership of existing holders of Common Stock, and, depending on the price at which such shares are issued, may be dilutive to the existing stockholders.

     Common Stock (including the additional shares of Common Stock authorized pursuant to this proposal) may be issued from time to time upon authorization of the Board of Directors, without further approval by the stockholders, unless otherwise required by applicable law, and for the consideration that the Board may determine is appropriate and as may be permitted by applicable law.

     As provided for by the Delaware General Corporation Law, the Board of Directors has directed that the proposed amendment to increase the number of authorized shares of Common Stock be submitted to a vote of the stockholders.

     The proposed amendment to the Amended and Restated Certificate of Incorporation would amend Section A of Article IV of the Amended and Restated Certificate of Incorporation to read as follows:

A. Classes of Stock: The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which h the corporation is authorized to issue is Fifty-Five Million (55,000,000) shares. Fifty Million (50,000,000) shares shall be Common Stock, par value $.001 per share, and Five Million (5,000,000) shares shall be Preferred Stock, par value $.001 per share.

Vote Required

     The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Annual Meeting is required for approval of the amendment to the Certificate to increase the number of authorized shares of Common Stock.

     The Board of Directors strongly recommends that stockholders vote FOR the amendment to the Certificate to increase the number of authorized shares of Common Stock.

PROPOSAL IV:

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

     In April 2005, Deloitte & Touche LLP (“Deloitte”) advised the Audit committee of the Board of Directors that it declined to stand for re-appointment as the independent registered public accounting firm for the Company, and would resign upon the completion of Deloitte’s review of the Company’s interim financial statements to be included in its Quarterly Report on Form 10-Q for the first quarter ended March 31, 2005.

     Deloitte’s report on the Company’s consolidated financial statements for the years ended December 31, 2003 and 2004, did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the two year period ended December 31, 2004, and the period from January 1, 2005, through the date of its resignation, there were no disagreements between the Company and Deloitte on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter of such disagreements in connection with the issuance of its report on the Company’s financial statements.

     During the two year period ended December 31, 2004, and the period from January 1, 2005, through the date of its resignation, Deloitte did not advise the Company that an “reportable events” (described in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended) occurred during such period.

     The Audit Committee has recommended, and the Board of Directors has approved, the appointment of BDO Seidman, LLP (“BDO”) as the Company’s independent registered public accounting firm for the year ending December 31, 2005, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is being sought to ratify the selection of BDO.

     In the event the stockholders fail to ratify the appointment, the Audit Committee of the Board will reconsider its selection. Even if the selection is ratified, the Audit Committee of the Board, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Board believes that such a change would be in the best interests of Smith Micro and its stockholders.

     Representatives of both Deloitte and BDO, expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

     The following is a summary of the fees billed to Smith Micro by Deloitte & Touche LLP for professional services rendered for fiscal years ended December 31, 2004 and 2003.

Fee Category	Fiscal 2004 Fees	Fiscal 2003 Fees
Audit Fees	$135,000	$119,000
Audit Related Fees	4,000	0
Tax Fees	46,000	32,000
All Other Fees	4,000	5,000

Total Fees	$189,000	$156,000

     Audit Fees: This category consists of fees for the audit of our annual financial statements, review of the financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

     Audit-Related Fees: This category consists of assurance and related services by Deloitte that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”

     Tax Fees: The services for the fees disclosed under this category include tax preparation and compliance and tax planning advice provided by Deloitte.

     All Other Fees: This includes amounts paid to Deloitte for consulting services related to employee benefits issues in 2004 and training services in connection with new requirements under Sarbanes-Oxley in 2003.

     The Audit Committee has determined that all non-audit services provided by Deloitte was compatible with Deloitte’s audit independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm.

     The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent registered public accounting firm is required to provide detailed back-up documentation at the time of approval. The Audit Committee may delegate pre-approval authority to one or more of its members. Such a member must report any decisions to the Audit Committee at the next scheduled meeting.

Stockholder Approval

     The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Annual Meeting is being sought to ratify the selection of BDO.

     The Board of Directors recommends a vote FOR ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm.

OTHER MATTERS

     We know of no other matters to be brought before the Annual Meeting. If any other matter is properly presented for consideration at the Annual Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

OWNERSHIP OF SECURITIES

     The following table sets forth certain information known to us as of April 30, 2005, with respect to beneficial ownership of our Common Stock by (i) each person (or group of affiliated persons) who is known by us to own beneficially more than five percent (5%) of our outstanding Common Stock, (ii) each director and nominee for director, (iii) our Chief Executive Officer and each other Named Executive Officer (as such term is defined below under the caption “Executive Compensation and Related Information”) and (iv) all current directors and executive officers as a group, together with the approximate percentages of outstanding Common Stock owned by each of them. The following table is based upon information supplied by directors, executive officers, and principal stockholders. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.

	Amount of Common	Percentage of
Name and Address of	Stock Beneficially	Common Stock
Beneficial Owner(1)	Owned(2)	Beneficially Owned

Officers and Directors

William W. Smith, Jr. (3)	4,000,166	18.35%
Robert W. Scheussler (4)	35,854	*
David P. Sperling (5)	101,667	*
Thomas G. Campbell (6)	12,500	*
Samuel Gulko (7)	12,000	*
William C. Keiper (8)	5,000	*
Gregory J. Szabo (9)	6,000	*
William R. Wyand (10)	18,542	*
Christopher G. Lippincott (11)	3,125	*

All current directors and executive officers as a group (11 persons)(12)	4,209,229	19.12%

Principal Stockholders(1)

Rhonda L. Smith (13)	3,316,615	15.37%

*	Less than 1%.

(1)	Unless otherwise indicated: (i) each named individual’s address is 51 Columbia, Aliso Viejo, California 92656 and (ii) the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2)	Applicable percentage ownership is based on 21,574,212 shares of Common Stock outstanding as of April 30, 2005. Shares of Common Stock subject to options that are currently exercisable or will become exercisable within 60 days after April 30, 2005, are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock beneficially owned by the person or group holding such options but are not deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by any other person or group.

(3)	Mr. Smith’s beneficial ownership of our Common Stock includes 3,748,115 shares held in the name of The William W. Smith, Jr. Revocable Trust, of which Mr. Smith is the trustee. His beneficial ownership of our Common Stock also includes 230,051 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after April 30, 2005.

(4)	Mr. Scheussler’s beneficial ownership of our Common Stock includes 34,854 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after April 30, 2005.

(5)	Mr. Sperling’s beneficial ownership of our Common Stock consists of 101,667 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after April 30, 2005.

(6)	Mr. Campbell’s beneficial ownership of our Common Stock consists of 12,500 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after April 30, 2005.

(7)	Mr. Gulko’s beneficial ownership of our Common Stock consists of 10,000 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after April 30, 2005.

(8)	Mr. Keiper’s beneficial ownership of our Common Stock consists of 5,000 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after April 30, 2005.

(9)	Mr. Szabo’s beneficial ownership of our Common Stock includes 5,000 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after April 30, 2005.

(10)	Mr. Wyand’s beneficial ownership of our Common Stock includes 18,542 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after April 30, 2005.

(11)	Mr. Lippincott’s beneficial ownership of our Common Stock includes 3,125 shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days after April 30, 2005.

(12)	Includes 435,114 shares of Common Stock subject to stock options that are currently exercisable or will become exercisable within 60 days after April 30, 2005.

(13)	Ms. Smith’s beneficial ownership of our Common Stock includes 3,316,615 shares held in the name of The Rhonda L. Smith Living Trust U/A/D 09/01/04, of which Ms. Smith is the trustee.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

     The following table provides certain information as of December 31, 2004, about our equity compensation plans.

	Number of		Number of Shares
	Shares to be Issued	Weighted-Average	Remaining Available for
	Upon Exercise of	Exercise Price of	Issuance Under Equity
	Outstanding	Outstanding	Compensation Plans
	Options, Warrants	Options, Warrants,	(excluding shares in
Plan Category	and Rights	and Rights	column (a))
	(a)	(b)	(c)

Equity compensation plans approved by shareholders (1)	1,799,000	$1.58	1,448,000

Equity compensation plans not approved by shareholders	0	0	0

Total	1,799,000	$1.58	1,448,000

(1)	Consists of the Smith Micro 1995 Stock Option/Stock Issuance Plan.

EXECUTIVE COMPENSATION

Executive Officers Of The Company

     The following table sets forth certain information regarding our executive officers as of March 17, 2005.

Name	Age	Position

William W. Smith, Jr.	57	Chairman of the Board, President and Chief Executive Officer

Robert W. Scheussler	58	Senior Vice President, Chief Operating Officer, Chief Financial Officer, Secretary and Director

David P. Sperling	36	Vice President and Chief Technical Officer

William R. Wyand	57	Vice President, Wireless and OEM Sales

Christopher G. Lippincott	33	Vice President, Internet and Direct Sales

     Information on Mr. Smith and Mr. Scheussler is included under the heading Directors and Nominees earlier in Proxy Statement.

     Mr. Lippincott joined the company in 1993 as a senior sales representative and later holding several sales positions. In 1998 he was appointed Director of North American Sales and in 2000 named General Manager of the Internet Solutions Division, then as Vice President, Internet and Direct Sales in 2004. Prior to joining Smith Micro, Mr. Lippincott held several retail sales positions. He attended the University of California at Berkeley majoring in business administration.

     Mr. Sperling joined us in April 1989 and has been our Director of Software Engineering since April 1992. He assumed the Chief Technology Officer position from Mr. Scheussler in September 1999. Mr. Sperling began his professional career as a software engineer at Smith Micro and currently has three patents pending for various telephony and Internet technologies. Mr. Sperling earned a B.S. in Computer Science from the University of California, Irvine.

     Mr. Wyand joined the company in 1999 when Smith Micro acquired STF Technologies where Mr. Wyand was President and Chief Executive Officer. As General Manager he ran the Macintosh division sales, marketing, engineering and customer support efforts. Later that year, Mr. Wyand moved into the newly created Wireless and Broadband division as General Manager and in 2004 became Vice President, Wireless and OEM Sales. From 1995 to 1999, Mr. Wyand was President and Chief Executive Officer of STF Technologies. From 1984 to 1995, Mr. Wyand held various interim management and consulting positions. From 1977 to 1984, he held various positions with United Telecom Computer Group. From 1973 to 1977, he was a Consultant with Arthur Young & Co. He graduated with a B.S. from Pennsylvania State University and an MBA from Rockhurst College.

Summary of Cash and Certain Other Compensation

     The following table sets forth the compensation earned by (i) our Chief Executive Officer and (ii) each of our four other most highly compensated executive officers whose total cash salary and bonus for the fiscal year ended December 31, 2004, exceeded $100,000 (hereafter, with the Chief Executive Officer, referred to as the “Named Executive Officers”), for the three fiscal years ended December 31, 2004, 2003 and 2002, respectively. No other executive officers who would have otherwise been includable in such table on the basis of salary and bonus earned for the 2004 fiscal year has been excluded by reason of his or her termination of employment or change in executive officer status during that year.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation
					Other Annual	Securities	All Other
Name and		Salary	Bonus		Compensation	Underlying	Compensation
Principal Position	Year	($)	($)		($) (1)	Options (#)	($) (2)

William W. Smith, Jr.
Chairman of the Board,	2004	224,927	43,502			100,000	2,600
President and Chief	2003	222,750	30,038				2,400
Executive Officer	2002	222,750	33,469			200,000	2,100

William R. Wyand	2004	150,000	20,000		74,941	100,000	2,600
Vice President,	2003	150,000	18,750		46,304		2,400
Wireless and OEM Sales	2002	146,875	19,000		54,851	100,000	2,100

Christopher G. Lippincott	2004	164,000	16,000		28,196	50,000	1,200
Vice President,	2003	164,000	16,000		27,080		1,200
Internet and Direct Sales	2002	147,600	15,700		27,040	50,000	2,200

Robert W. Scheussler
Senior Vice President,	2004	163,583	31,638			100,000	2,600
Chief Operating Officer,	2003	162,000	21,845				2,400
Chief Financial Officer	2002	162,000	24,341			200,000	2,100
and Director

David P. Sperling	2004	125,000	34,595	(3)		100,000	2,600
Vice President and	2003	125,000	15,562				2,201
Chief Technical Officer	2002	121,875	18,290			100,000	2,147

(1)	These amounts reflect commissions earned and paid in each year.

(2)	These amounts represent contributions made by us on behalf of the Named Executive Officer to our 401(k) Plan.

(3)	Includes reimbursement for educational expenses of $17,908 in 2004.

Option Grants in last Fiscal Year

     The following table provides information with respect to the stock option grants made during 2004 to the Named Executive Officers. No stock appreciation rights were granted during the fiscal year ended December 31, 2004 to the Named Executive Officers.

	Individual Grants
						Potential Realizable
	Number of					Value at Assumed
	Securities		Percent of			Annual Rates of
	Underlying		Total Options			Stock Price
	Stock		Granted to	Exercise		Appreciation
	Options		Employees	Price Per	Expiration	For
Name	Granted(#)		in 2004(%)(2)	Share($)(3)	Date	Option Term(1)
						5%	10%

William W. Smith, Jr.	100,000	(4)	11.14%	$1.91	07/01/2014	$120,119	$304,405
William R. Wyand	100,000	(4)	11.14%	$1.91	07/01/2014	$120,119	$304,405
Christopher G. Lippincott	50,000	(4)	5.57%	$1.91	07/01/2014	$60,059	$152,202
Robert W. Scheussler	100,000	(4)	11.14%	$1.91	07/01/2014	$120,119	$304,405
David P. Sperling	100,000	(4)	11.14%	$1.91	07/01/2014	$120,119	$304,405

(1)	There is no assurance provided to any Named Executive Officer or any other holder of the Company’s securities that the actual stock price appreciation over the applicable 10-year option term will be at the assumed 5% and 10% annual rates of compounded stock price appreciation or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the Named Executive Officers.

(2)	The Company granted options to employees to purchase a total of 897,750 shares of Common Stock during the fiscal year ended December 31, 2004.

(3)	The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares.

(4)	This option will become exercisable for 25% of the option shares upon the optionee’s completion of one year of service with the Company measured from the grant date and the remaining option shares in 36 successive equal monthly installments upon the optionee’s completion of each additional month of service thereafter.

Aggregated Option Exercises in Last Fiscal Year and Year End Option Values

     The following table sets forth certain information with respect to the Named Executive Officers concerning the exercise of options during the 2004 fiscal year and unexercised options held by them at the end of the 2004 fiscal year. None of the Named Executive Officers held any stock appreciation rights at the end of such year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR END OPTION VALUES

			Number of			Value of Unexercised
			Unexercised			In-the-Money
			Options at FY 2004			Options at FY 2004
	Shares	Value	Year End(#)			Year End($) (2)
	Acquired	Realized	Exercisable/			Exercisable/
Name	on Exercise(#)	($) (1)	Unexercisable			Unexercisable
William W. Smith, Jr.	0	$0	217,551	/	145,833	$1,705,587	/	$1,103,205

William R. Wyand	193,125	$1,337,897	6,042	/	145,833	$51,337	/	$1,103,205

Christopher G. Lippincott	50,000	$170,986	21,666	/	72,917	$116,834	/	$551,607

Robert W. Scheussler	97,500	$288,480	22,084	/	145,833	$18,152	/	$1,103,205

David P. Sperling	157,500	$444,195	24,167	/	145,833	$194,767	/	$1,103,205

Rodney Lippincott	48,625	$155,739	31,458	/	32,917	$194,671	/	$270,007

(1)	Calculated based on the per share market value of our Common Stock on the exercise date minus the exercise price times the number of options exercised.

(2)	Calculated based on the market price of $8.95 per share, the closing sale price per share of our Common Stock on December 31, 2004, the last trading day in 2004, minus the exercise price of the option, multiplied by the number of shares subject to the option.

Employment Contracts, Termination of Employment and Change-in-Control Agreements

     None of the Named Executive Officers has an employment agreement with us, and the employment of each of the Named Executive Officers may accordingly be terminated at any time at the discretion of the Board of Directors. However, the Compensation Committee of the Board of Directors, as administrator of the 1995 Plan, has the authority to provide for the accelerated vesting of the shares of Common Stock subject to any outstanding options held by the Chief Executive Officer or any other executive officer and any unvested shares actually held by such individual under the 1995 Plan in the event such officer’s employment were to be terminated (whether involuntarily or through a forced resignation) within 18 months (or some shorter period of time) following: (i) the acquisition directly or indirectly by any person or related group of persons (other than us or a person that directly or indirectly controls, is controlled by, or is under common control with, us) of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities pursuant to a tender or exchange offer made directly to our stockholders which the Board does not recommend such stockholders to accept; (ii) a change in the composition of the Board over a period of 36 consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board; (iii) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or (iv) the sale, transfer or other disposition of all or substantially all of our assets in complete liquidation or dissolution.

Certain Relationships and Related Transactions

     In October 2004, the Company entered into a Master Software Services Agreement with Arrange Technology LLC, providing for the development of certain software applications and integration services. Mr. William C. Keiper, a member of the Company’s Board of Directors, is a principal beneficial owner of Arrange Technology LLC. During fiscal 2004, a total of $19,000 accrued under the agreement.

     In September 2004, the Company entered into a severance agreement with Rhonda Smith, a principal stockholder and former officer and director of the Company, pursuant to which the Company agreed to a lifetime payment of $6,000 annually, subject to annual increases of 5%, in connection with her resignation from her employment by the Company. The agreement provides that the Company may, at its option, discharge its obligations under the agreement by purchasing a single premium annuity for the benefit of Ms. Smith, the cost of which is estimated at $192,000. The Board approved similar severance arrangements for both William W. Smith, Chief Executive Officer, and Mr. Robert W. Scheussler, Chief Operating Officer, which will become effective upon their respective resignations or retirement from employment by the Company.

     The adult sons of Ms. Rhonda L. Smith, Christopher G. Lippincott and Rodney Lippincott, have been employed by the Company in various positions since 1993. Ms. Smith is one of the Company’s founders, is the former wife of William W. Smith, Jr., and until 2004, served as an officer and director of the Company. She remains a principal stockholder, holding 18.5% of the Company’s outstanding common stock at April 30, 2005. The following table sets forth total compensation paid to each of Ms. Smith’s adult sons for the period 1995-2004:

	Christopher	Rodney
	Lippincott	Lippincott

1995	$68,000	$38,000

1996	$97,000	$54,000

1997	$122,000	$60,000

1998	$144,000	$74,000

1999	$176,000	$97,000

2000	$192,000	$102,000

2001	$197,000	$97,500

2002	$190,340	$129,666

2003	$207,080	$148,468

2004	$208,196	$167,529

     During the period 1997-2004, one or both of Ms. Smith’s adult sons was paid compensation higher than that of at least one named executive officer, and during the period 2001-2004 Christopher G. Lippincott and one other sales manager, who was neither a named executive officer nor a related party, were more highly compensated than all but one of the Company’s named executive officers (William W. Smith, Jr.). Mr. Lippincott was not, however, the Company’s most highly compensated sales manager. Throughout this period, until 2004, both William W. Smith, Jr., and Rhonda L. Smith were officers and directors of the Company, and William W. Smith, Jr., remains Chairman and Chief Executive Officer.

     The following table sets forth certain information with respect to Christopher G. Lippincott concerning options granted and exercised during the period 1995-2004:

	Number of Securities Underlying	Exercise Price per	Shares Acquired on
Date of Grant	Options Granted	Share	Exercise	Value Realized

1997	40,000	$2.88	40,000	$163,353

1998	15,000	$1.44	15,000	$95,271

1999	50,000	$1.56	50,000	$104,780

2000	50,000	$3.81	30,000	$89,820

2000	30,000	$0.91	29,375	$96,454

2001	16,400	$1.01	16,400	$46,348

2002	50,000	$0.24	26,042	$82,314

2004	50,000	$1.91	—	—

     The following table sets forth certain information with respect to Rodney Lippincott concerning options granted and exercised during the period 1995-2004:

	Number of Securities Underlying	Exercise Price per	Shares Acquired on
Date of Grant	Options Granted	Share	Exercise	Value Realized

1997	40,000	$2.88	10,000	$36,614

1998	30,000	$1.44	30,000	$92,606

2000	7,500	$3.81	7,500	$19,205

2000	20,000	$0.91	19,583	$56,964

2001	7,000	$1.01	7,000	$17,360

2002	50,000	$0.24	26,042	$83,650

2004	10,000	$1.91	—	—

     Information concerning year end option positions for both Messrs. Lippincott at December 31, 2004, is included in the table titled “Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values” at page 27.

     Christopher Lippincott has been employed exclusively in sales positions with the Company since 1993, and from 1999 until 2004, he was General Manager of the Internet Solutions Group. He was awarded the title of Vice President (Internet and Direct Sales) in 2004. Rodney Lippincott was employed in quality control and technical support 1993-98, and in a marketing position 1999-2000, ultimately as Director of Marketing. He transferred to sales as a sales manager in 2000, where he was responsible for initiating and managing the Company’s relationship with certain of its large wireless carrier customers. Based upon a review of overall compensation of Company employees during the period in question, the Compensation Committee has concluded that the levels of compensation set forth above for both were commensurate with those of employees having similar responsibilities both at the Company and at other comparable companies, and neither of the two has ever been the Company’s most highly compensated sales manager.

     Information concerning the compensation of Christopher G. Lippincott and Rodney Lippincott, required by Item 404 of Regulation S-K because of their family relationship to an affiliate of the Company, was inadvertently omitted from all the Company’s public reports under the Securities Exchange Act of 1934 until 2005, when the omission was discovered, and this corrective disclosure made.

Compensation Committee Interlocks and Insider Participation

     In fiscal 2004, the members of the Company’s Compensation Committee were Messrs. Campbell and Keiper, both of whom is a non-employee director of the Company. None of such committee members (i) was, during fiscal 2004, an officer or employee of the Company or any of its subsidiaries, (ii) was formerly an officer of the Company or any of its subsidiaries, or (iii) had any relationship requiring disclosure by the Company pursuant to any paragraph of Item 404 of SEC Regulation S-K, except that Mr. Keiper is a principal beneficial owner of Arrange Technology LLC. In October 2004, the Company entered into a Master Software Services Agreement with Arrange Technology LLC, providing for the development of certain software applications and integration services. During fiscal 2004, a total of $19,000 accrued under the agreement.

     In fiscal 2004, (1) no executive officer of the Company served as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Compensation Committee; and (2) no executive officer of the Company served as a member of a compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Exchange Act requires certain of the company’s executive officers, as well as its directors and persons who own more than then percent (10%) of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission.

     Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting person, the Company believes that during the last fiscal year all executive officers and directors complied with their filing requirements under Section 16(a) for all reportable transactions during the year except that the following individuals failed to file timely reports: Mr. Gulko failed to timely file his initial Form 3 (due October 15, 2004, and filed November 9, 2004), and Mr. Keiper was one day late filing a Form 4 related to the exercise of options for the purchase of 5,000 shares of Common Stock on October 28, 2004.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     It is the responsibility of the Compensation Committee of our Board of Directors to make recommendations to the Board of Directors with respect to the base salary and bonuses to be paid to our executive officers each fiscal year. In addition, the Compensation Committee has the exclusive authority to administer the 1995 Plan with respect to stock option grants and direct stock issuances made there under to such officers and other key employees. The following is a summary of the policies of the Compensation Committee that affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in this Proxy Statement.

     General Compensation Policy. Under the supervision of the Compensation Committee, we have developed a compensation policy that is designed to attract and retain qualified key executives critical to our success and to provide such executives with performance-based incentives tied to our financial success. One of the Compensation Committee’s primary objectives is to have a portion of each officer’s compensation contingent upon our performance as well as upon the individual’s contribution to that performance. Accordingly, each executive officer’s compensation package may be comprised of three fundamental elements: (i) base salary that reflects individual performance and expertise and is designed to be competitive with salary levels in effect at companies of similar size in the industry; (ii) variable performance awards payable in cash or equity and tied to our achievement of certain goals; and (iii) long-term stock-based incentive awards that strengthen the mutuality of interests between the executive officers and our stockholders.

     Factors. The principal factors that were considered in establishing the components of each executive officer’s compensation package for the 2004 fiscal year are summarized below. However, the Compensation Committee may in its discretion apply different factors, particularly different measures of financial performance, in setting executive compensation for future years.

     • Base Salary. The Compensation Committee approves salary changes for executive officers in accordance with the above policy. The base salary levels for the executive officers were established for the 2004 fiscal year on the basis of the following factors: personal performance, the estimated salary levels in effect for similar positions at a select group of companies with which we compete for executive talent, and internal comparability considerations. The Compensation Committee, did not, however, rely upon any specific compensation surveys for comparative compensation purposes. Instead, the Compensation Committee made its decisions as to the appropriate market level of base salary for each executive officer on the basis of its understanding of the salary levels in effect for similar positions at those companies with which we compete for executive talent. Base salaries will be reviewed on an annual basis, and adjustments will be made in accordance with the factors indicated above.

     • Annual Cash Incentive Compensation. Annual cash bonuses are intended to reflect the Compensation Committee’s belief that a significant portion of the compensation of each executive officer should be contingent not only on the performance of the Company but also the individual contribution of each executive officer to that performance. The cash bonus is related to the attainment of financial objectives approved by the Board of Directors in the form of our annual operating plan. The ratio of bonus to base salary varies significantly across organization levels and is generally higher for employees with higher base salaries. The Committee also attempts to align bonus payments with the ability of the individual to impact our overall financial performance.

     • Long-Term Equity Incentive Compensation. We have also implemented the 1995 Plan as a long-term equity incentive program for our executive officers and other key employees. Each option grant under the 1995 Plan is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage our company from the perspective of an owner with an equity stake in the business. The number of shares subject to each option grant is based upon the officer’s tenure, level of responsibility and relative position with us. The Committee has established certain general guidelines in making option grants to the executive officers in an attempt to target a fixed number of unvested option shares based upon the individual’s position with us and his or her existing holdings of unvested options. However, the Compensation Committee does not adhere strictly to these guidelines and will vary the size of the option grant made to each executive officer as it feels the circumstances warrant.

     Each option grant will allow the officer to acquire shares of our Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). The option normally vests in periodic installments over a four-year period, contingent upon the executive officer’s continued employment with us. Accordingly, the option will provide a return to the executive officer only if he or she remains in our employ, and then only if the market price of our Common Stock appreciates over the option term.

     • CEO Compensation. In setting the base salary for William W. Smith, Jr., our President and Chief Executive Officer, the Compensation Committee sought to provide him with a level of salary competitive with the salaries paid to chief executive officers of similarly-sized companies in the industry. There was no intent on the Compensation Committee’s part to have this particular component of Mr. Smith’s compensation affected to any significant degree by Company’s performance factors. The Compensation Committee determines and recommends salary changes for executive officers in accordance with the above policy and then submits its recommendations to the Board of Directors for final approval.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held corporations for compensation exceeding $1.0 million paid to certain of the corporation’s executive officers. The limitation applies only to compensation that is not considered to be performance-based. The non-performance based compensation paid to our executive officers for the 2004 fiscal year did not exceed the $1.0 million limit per officer, nor is it expected that the non-performance based compensation to be paid to our executive officers for fiscal 2005 will exceed that limit. Both our current Plan and the proposed 2005 Stock Option / Stock Issuance Plan are structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under either will qualify as performance-based compensation which will not be subject to the $1.0 million limitation. Because it is very unlikely that the cash compensation payable to any of our executive officers in the foreseeable future will approach the $1.0 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to our executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1.0 million level.

     It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align our performance and the interests of our stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

COMPENSATION COMMITTEE
Thomas G. Campbell
William C. Keiper

AUDIT COMMITTEE REPORT

     The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2004, which include the consolidated balance sheets of Smith Micro as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2004, and the notes thereto. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that we specifically incorporate it by reference in such filing.

     Review with Management. The Audit Committee has reviewed and discussed our audited financial statements with management.

     Review and Discussions with Independent Accountants. The Audit Committee has discussed with Deloitte & Touche LLP, our independent registered public accounting firm for the year ended December 31, 2004, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of our financial statements.

     The Audit Committee has also received written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant’s independence from us and our related entities) and has discussed with Deloitte & Touche LLP its independence.

     Conclusion. Based on the review and discussions referred to above, the Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004 for filing with the Commission.

AUDIT COMMITTEE
Thomas G. Campbell
Samuel Gulko
Gregory J. Szabo

Stock Performance Graph

     The following graph and information compares the cumulative total stockholder return on our Common Stock against the cumulative total return of the S&P Midcap 400 Index and the S&P Midcap Applications Software Index (Peer Group) for the same period.

     The graph covers the period from January 1, 1999, through December 31, 2004. The graph assumes that $100 was invested in our Common Stock on January 1, 1999, and in each index, and that all dividends were reinvested. No cash dividends have been declared on our Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

	Cumulative Total Return
	12/99	12/00	12/01	12/02	12/03	12/04
SMITH MICRO SOFTWARE, INC.	100.00	32.95	38.18	16.73	72.36	325.45
S & P MIDCAP400	100.00	117.51	116.79	99.84	135.41	157.73
S & P MIDCAP SOFTWARE APPLICATION	100.00	99.20	83.59	51.77	76.92	69.75

     Notwithstanding anything to the contrary set forth in any of our previous or future filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “1934 Act”), that might incorporate this Proxy Statement or future filings made by us under those statutes, the preceding Stock Performance Graph, the Compensation Committee Report, the Audit Committee Report, Audit Committee Charter and reference to the independence of the Audit Committee members are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by us under those statutes.

Annual Report

     Our Annual Report on Form 10-K/A for the 2004 fiscal year, filed with the Securities and Exchange Commission on May 25, 2005, is being mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material. Stockholders may obtain a copy of the Annual Report, without charge, by writing to Mr. Bruce T. Quigley, Vice President – Investor Relations at our principal executive offices located at 51 Columbia, Aliso Viejo, California 92656. We will furnish upon request any exhibits to the Form 10-K/A upon the payment by the requesting stockholder of our reasonable expenses in furnishing such exhibits. Our Annual Report on Form 10-K/A, as well as certain other reports, proxy statements and other information regarding Smith Micro are also available on our website at http://www.smithmicro.com or the Securities and Exchange Commission’s website at http://www.sec.gov.

By Order of the Board of Directors,
ROBERT W. SCHEUSSLER
Secretary
Aliso Viejo, California
June 23, 2005

SMITH MICRO SOFTWARE, INC.

2005 STOCK OPTION/STOCK ISSUANCE PLAN

ARTICLE ONE

GENERAL

     I. PURPOSE OF THE PLAN

          This 2005 Stock Option/Stock Issuance Plan (the “Plan”) is intended to promote the interests of Smith Micro Software, Inc., a Delaware corporation (the “Corporation”), by providing eligible individuals with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation (or its parent or subsidiary corporations).

     II. DEFINITIONS

          A. For purposes of the Plan, the following definitions shall be in effect:

          Board: the Corporation’s Board of Directors.

          Change in Control: a change in ownership or control of the Corporation effected through either of the following transactions:

               (i) the acquisition directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept; or

               (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

          Code: the Internal Revenue Code of 1986, as amended.

          Common Stock: shares of the Corporation’s common stock.

          Compensation Committee: the Committee appointed by the Board of Directors to supervise the Corporation’s compensation policies, and to administer the Discretionary Option

Grant and Stock Issuance programs. Each member of the Compensation Committee must also be a “Non-Employee Director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code.

          Corporate Transaction: any of the following stockholder-approved transactions to which the Corporation is a party:

               (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

               (ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.

          Disability: the inability of an individual to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of not less than twelve (12) months. However, for purposes of the Automatic Option Grant Program, Disability shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

          Employee: an individual who performs services while in the employ of the Corporation or one or more parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

          Exercise Date: the date on which the Corporation shall have received written notice of the option exercise.

          Fair Market Value: the Fair Market Value per share of Common Stock determined in accordance with the following provisions:

               (i) If the Common Stock is not at the time listed or admitted to trading on any national securities exchange but is traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

               (ii) If the Common Stock is at the time listed or admitted to trading on any national securities exchange, then the Fair Market Value shall be the closing selling price per share on the date in question on the exchange determined by the Compensation Committee to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

               (iii) If the Common Stock is on the date in question neither listed nor admitted to trading on any national securities exchange nor traded on the Nasdaq National Market, then the Fair Market Value of the Common Stock on such date shall be determined by the Compensation Committee after taking into account such factors as the Compensation Committee shall deem appropriate.

          Incentive Option: a stock option which satisfies the requirements of Code Section 422.

          Involuntary Termination: the termination of the Service of any individual which occurs by reason of:

               (i) such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

               (ii) such individual’s voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and any non-discretionary and objective-standard incentive payment or bonus award) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual’s consent.

          Misconduct: the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any parent or subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any parent or subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any parent or subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any parent or subsidiary).

          1934 Act: the Securities Exchange Act of 1934, as amended from time to time.

          Non-Statutory Option: a stock option not intended to meet the requirements of Code Section 422.

          Optionee: a person to whom an option is granted under the Discretionary Option Grant or Automatic Option Grant Program.

          Participant: a person who is issued Common Stock under the Stock Issuance Program.

          Section 12(g) Registration Date: the date on which the initial registration of the Common Stock under Section 12(g) of the 1934 Act became effective.

          Section 16 Insider: an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

          Service: the performance of services on a periodic basis for the Corporation (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant or advisor, except to the extent otherwise specifically provided in the applicable stock option or stock issuance agreement.

          10% Stockholder: the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any parent or subsidiary corporation.

          B. The following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

          Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a parent of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a subsidiary of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     III. STRUCTURE OF THE PLAN

          A. Stock Programs. The Plan shall be divided into three (3) separate components: the Discretionary Option Grant Program specified in Article Two, the Stock Issuance Program specified in Article Three and the Automatic Option Grant Program specified in Article Four. Under the Discretionary Option Grant Program, eligible individuals may, at the discretion of the Compensation Committee, be granted options to purchase shares of Common Stock in accordance with the provisions of Article Two. Under the Stock Issuance Program, eligible individuals may be issued shares of Common Stock directly, either through the immediate purchase of such shares at a price not less than one hundred percent (100%) of the Fair Market Value of the shares at the time of issuance or as a bonus for services rendered the Corporation or the Corporation’s attainment of financial objectives. Under the Automatic Option Grant Program, each individual serving as a non-employee Board member on the Automatic Option Grant Program Effective Date and each individual who first joins the Board as a non-employee director at any time after such Effective Date shall at periodic intervals receive option grants to purchase shares of Common Stock in accordance with the provisions of Article Four.

          B. General Provisions. Unless the context clearly indicates otherwise, the provisions of Articles One and Five shall apply to the Discretionary Option Grant Program, the Automatic Option Grant Program and the Stock Issuance Program and shall accordingly govern the interests of all individuals under the Plan.

     IV. ADMINISTRATION OF THE PLAN

          A. The Compensation shall have the authority to administer the Discretionary Option Grant and Stock Issuance Programs. Each member of the Compensation Committee and the Compensation Committee must be a “Non-Employee Director” within the meaning of Rule 16b-3 and an “outside director” with the meaning of Section 162(m) of the Code.

          B. Members of the Compensation Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Compensation Committee and reassume all powers and authority previously delegated to such committee.

          C. Each Compensation Committee shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish rules and regulations for the proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Compensation Committee shall be final and binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs or any option or share issuance thereunder.

          D. Service on the Compensation Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Compensation Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

          E. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the express terms and conditions of Article Four, and the Compensation Committee shall exercise no discretionary functions with respect to option grants made pursuant to that program.

     V. OPTION GRANTS AND STOCK ISSUANCES

          A. The persons eligible to participate in the Discretionary Option Grant Program under Article Two and the Stock Issuance Program under Article Three shall be limited to the following:

               (i) officers and other key employees of the Corporation (or its parent or subsidiary corporations) who render services which contribute to the management, growth and financial success of the Corporation (or its parent or subsidiary corporations);

               (ii) non-employee members of the Board; and

               (iii) those consultants or other independent advisors who provide valuable services to the Corporation (or its parent or subsidiary corporations).

          B. Only non-employee Board members shall be eligible to receive automatic option grants pursuant to Article Four.

          C. The Compensation Committee shall have full authority to determine, (i) with respect to the option grants made under the Discretionary Option Grant Program, which eligible individuals are to receive option grants, the time or times when such options are to be granted, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times at which each granted option is to become exercisable and the maximum term for which the option may remain outstanding and (ii), with respect to stock issuances under the Stock Issuance Program, the number of shares to be issued to each Participant, the vesting schedule (if any) to be applicable to the issued shares and the consideration for which such shares are to be issued.

     VI. STOCK SUBJECT TO THE PLAN

          A. Shares of Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation’s authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed the sum of (i) 5,000,000 shares plus (ii) the additional shares of Common Stock automatically added to the share reserve each year pursuant to the provisions of Section VI.B. of this Article One.

          B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the term of the Plan, beginning with calendar year 2006, by an amount equal to two and one half percent (2.5%) of the total number of shares of Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed 750,000 shares.

          C. In no event shall the aggregate number of shares of Common Stock for which any one individual participating in the Plan may be granted stock options and direct stock issuances exceed 400,000 shares per calendar year. In no event shall the number of Incentive Options granted pursuant to the Plan exceed 2,000,000 shares.

          D. Should one or more outstanding options under this Plan expire or terminate for any reason prior to exercise in full (including any option cancelled in accordance with the cancellation-regrant provisions of Section IV of Article Two of the Plan), then the shares subject to the portion of each option not so exercised shall be available for subsequent option grants under the Plan. Unvested shares issued under the Plan and subsequently repurchased by the

Corporation pursuant to its repurchase rights under the Plan, shall be added back to the number of shares of Common Stock available for subsequent issuance under the Plan. In addition, should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the Plan or the vesting of a direct share issuance made under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the net number of shares of Common Stock actually issued to the holder of such option or share issuance.

          E. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one individual participating in the Plan may be granted stock options and direct stock issuances in the aggregate per calendar year, (iii) the number and/or class of securities for which automatic option grants are to be subsequently made per eligible non-employee Board member under the Automatic Option Grant Program, (iv) the number and/or class of securities and price per share in effect under each option outstanding under either the Discretionary Option Grant or Automatic Option Grant Program and (v) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year pursuant to the provisions of Section VI.B. of this Article One. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Compensation Committee shall be final, binding and conclusive.

ARTICLE TWO

DISCRETIONARY OPTION GRANT PROGRAM

     I. TERMS AND CONDITIONS OF OPTIONS

          Options granted pursuant to the Discretionary Option Grant Program shall be authorized by action of the Compensation Committee and may, at the Compensation Committee’s discretion, be either Incentive Options or Non-Statutory Options. Individuals who are not Employees of the Corporation or its parent or subsidiary corporations may only be granted Non-Statutory Options. Each granted option shall be evidenced by one or more instruments in the form approved by the Compensation Committee; provided, however, that each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section II of this Article Two.

          A. Exercise Price.

               1. The exercise price per share of Common Stock subject to either an Incentive Option or a Non-Statutory Option shall in no event be less than one hundred percent (100%) of the Fair Market Value of such Common Stock on the grant date.

               2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Five, be payable in cash or check made payable to the Corporation. Should the Corporation’s outstanding Common Stock be registered under Section 12(g) of the 1934 Act at the time the option is exercised, then the exercise price may also be paid as follows:

               (i) in shares of Common Stock held by the Optionee for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

               (ii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions (a) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such purchase and (b) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

               3. Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          B. Term and Exercise of Options. Each option granted under this Discretionary Option Grant Program shall be exercisable at such time or times and during such period as is determined by the Compensation Committee and set forth in the instrument evidencing the grant. No such option, however, shall have a maximum term in excess of ten (10) years from the grant date.

          During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee other than by will or by the laws of descent and distribution following the Optionee’s death. However, a Non-Statutory Option may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s immediate family or to a trust established exclusively for one or more such family members. The assigned option may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned option (or portion thereof) shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Compensation Committee may deem appropriate.

          C. Termination of Service.

               1. Except to the extent otherwise provided pursuant to subsection C.2 below, the following provisions shall govern the exercise period applicable to any options held by the Optionee at the time of cessation of Service or death:

               (i) Should the Optionee cease to remain in Service for any reason other than death or Disability, then the period during which each outstanding option held by such Optionee is to remain exercisable shall be limited to the three (3)-month period following the date of such cessation of Service.

               (ii) Should such Service terminate by reason of Disability, then the period during which each outstanding option held by the Optionee is to remain exercisable shall be limited to the twelve (12)-month period following the date of such cessation of Service.

               (iii) Should the Optionee die while holding one or more outstanding options, then the period during which each such option is to remain exercisable shall be limited to the twelve (12)-month period following the date of the Optionee’s death. During such limited period, the option may be exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution.

               (iv) Should the Optionee’s Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

               (v) Under no circumstances, however, shall any such option be exercisable after the specified expiration date of the option term.

               (vi) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Service for any reason, terminate and cease to be outstanding with respect to any option shares for which the option is not at that time exercisable or in which the Optionee is not otherwise at that time vested.

               2. The Compensation Committee shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding,

               (i) to extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service or death from the limited period in effect under subsection C.1 of this Article Two to such greater period of time as the Compensation Committee shall deem appropriate; provided, that in no event shall such option be exercisable after the specified expiration date of the option term; and/or

               (ii) to permit one or more options held by the Optionee under this Article Two to be exercised, during the limited post-Service exercise period applicable under this paragraph C., not only with respect to the number of vested shares of Common Stock for which each such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more subsequent installments in which the Optionee would otherwise have vested had such cessation of Service not occurred.

          D. Stockholder Rights. An Optionee shall have no stockholder rights with respect to any shares covered by the option until such individual shall have exercised the option, paid the exercise price and become the holder of record of the purchased shares.

          E. Unvested Shares. The Compensation Committee shall have the discretion to authorize the issuance of unvested shares of Common Stock under this Discretionary Option Grant Program. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, all or (at the discretion of the Corporation and with the consent of the Optionee) any of those unvested shares. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Compensation Committee and set forth in the agreement evidencing such repurchase right.

     II. INCENTIVE OPTIONS

          Incentive Options may only be granted to individuals who are Employees, and the terms and conditions specified below shall be applicable to all Incentive Options granted under the Plan. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options. Any Options specifically designated as Non-Statutory shall not be subject to such terms and conditions.

          A. Dollar Limitation. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Corporation or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted. Should the number of shares of Common Stock for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, then that option may nevertheless be exercised in that calendar year for the excess number of shares as a Non-Statutory Option under the Federal tax laws.

          B. 10% Stockholder. If any individual to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years measured from the grant date.

     III. CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (iii) the acceleration of such option is subject to other limitations imposed by the Compensation Committee at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Compensation Committee, and its determination shall be final, binding and conclusive.

          B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Compensation Committee at the time the repurchase right is issued.

          C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

          D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance under the remaining term of the Plan, (iii) the maximum number and/or class of securities for which any one person may be granted stock options and direct stock issuances under the Plan per calendar year and (iv) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year.

          E. The Compensation Committee shall have full power and authority to grant options under the Discretionary Option Grant Program which will automatically accelerate in the event the Optionee’s Service subsequently terminates by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those options are assumed or replaced and do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. In addition, the Compensation Committee may provide that one or more of the Corporation’s outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate, and the shares subject to those terminated repurchase rights shall accordingly vest in full.

          F. The Compensation Committee shall have full power and authority to grant options under the Discretionary Option Grant Program which will automatically accelerate in the event the Optionee’s Service subsequently terminates by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control. Each option so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. In addition, the Compensation Committee may provide that one or more of the Corporation’s outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate, and the shares subject to those terminated repurchase rights shall accordingly vest in full.

          G. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

          H. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE THREE

STOCK ISSUANCE PROGRAM

      I. TERMS AND CONDITIONS OF STOCK ISSUANCES

          Shares of Common Stock may be issued under the Stock Issuance Program directly without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

          A. The shares shall be issued for such valid consideration under the Delaware General Corporation Law as the Compensation Committee may deem appropriate, but the value of such consideration as determined by the Compensation Committee shall not be less than one hundred percent (100%) of the Fair Market Value of the issued shares of Common Stock on the issuance date.

          B. The Compensation Committee shall have full power and authority to issue shares of Common Stock under the Stock Issuance Program as a bonus for past services rendered to the Corporation (or any parent or subsidiary). All such bonus shares shall be fully and immediately vested upon issuance.

          C. All other shares of Common Stock authorized for issuance under the Stock Issuance Program by the Compensation Committee shall have a minimum vesting schedule determined in accordance with the following requirements:

               (i) For any shares which are to vest solely by reason of Service to be performed by the Participant, the Compensation Committee shall impose a minimum Service period of at least two (2) years measured from the issue date of such shares.

               (ii) For any shares which are to vest upon the Participant’s completion of a designated Service requirement and the Corporation’s attainment of one or more prescribed performance milestones, the Compensation Committee shall impose a minimum Service period of at least one (1) year measured from the issue date of such shares.

          D. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Compensation Committee shall deem appropriate.

          E. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the

Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

          F. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares.

          G. The Compensation Committee shall have full power and authority, exercisable upon a Participant’s termination of Service, to waive the surrender and cancellation of any or all unvested shares of Common Stock (or other assets attributable thereto) at the time held by that Participant, if the Compensation Committee determines such waiver to be an appropriate severance benefit for the Participant.

     II. CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. All of the Corporation’s outstanding repurchase/cancellation rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those rights are assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

          B. The Compensation Committee shall have the discretionary authority to structure one or more of the Corporation’s repurchase/cancellation rights under the Stock Issuance Program in such manner that those rights shall automatically terminate, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event the Participant’s Service should subsequently terminate by reason of an Involuntary Termination within eighteen (18) months following the effective date of any Corporate Transaction in which those rights are assigned to the successor corporation (or parent thereof).

          C. The Compensation Committee shall have the discretionary authority to structure one or more of the Corporation’s repurchase/cancellation rights under the Stock Issuance Program in such manner that those rights shall automatically terminate, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event the Participant’s Service should subsequently terminate by reason of an Involuntary Termination within eighteen (18) months following the effective date of any Change in Control.

     III. SHARE ESCROW/LEGENDS

          Unvested shares may, in the Compensation Committee’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

ARTICLE FOUR

AUTOMATIC OPTION GRANT PROGRAM

     I. ELIGIBILITY

          The individuals eligible to receive automatic option grants pursuant to the provisions of this Article Four program shall be limited to those individuals who are serving as non-employee Board members on the Automatic Option Grant Program Effective Date or who are first elected or appointed as non-employee Board members on or after such Effective Date, whether through appointment by the Board or election by the Corporation’s stockholders.

     II. TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

          A. Grant Dates. Option grants shall be made under this Article Four on the dates specified below:

               1. Initial Grant. Each individual serving as a non-employee Board member on the Automatic Option Grant Program Effective Date and each individual who is first elected or appointed as a non-employee Board member after such Effective Date shall automatically be granted, on the Automatic Option Grant Program Effective Date or on the date of such initial election or appointment (as the case may be), a Non-Statutory Option to purchase 10,000 shares of Common Stock upon the terms and conditions of this Article Four. In no event, however, shall a non-employee Board member be eligible to receive such an initial option grant if such individual has at any time been in the prior employ of the Corporation (or any parent or subsidiary corporation).

               2. Annual Grant. On the date of each Annual Stockholders Meeting, beginning with the first Annual Meeting held after the Section 12(g) Registration Date, each individual who will continue to serve as a non-employee Board member shall automatically be granted, whether or not such individual is standing for re-election as a Board member at that Annual Meeting, a Non-Statutory Option to purchase an additional 2,500 shares of Common Stock upon the terms and conditions of this Article Four, provided he or she has served as a non-employee Board member for at least six (6) months prior to the date of such Annual Meeting. Non-employee Board members who have previously been in the employ of the Corporation (or any parent or subsidiary) shall be eligible to receive such annual option grants over their continued period of Board service through one or more Annual Stockholders Meetings.

               3. No Limitation. There shall be no limit on the number of shares for which any one non-employee Board member may be granted stock options under this Article Four over his or her period of Board service.

          B. Exercise Price. The exercise price per share of Common Stock subject to each automatic option grant made under this Article Four shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the automatic grant date.

          C. Payment. The exercise price shall be payable in one of the alternative forms specified below:

               (i) full payment in cash or check drawn to the Corporation’s order;

               (ii) full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such term is defined below);

               (iii) full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date and cash or check drawn to the Corporation’s order; or

               (iv) to the extent the option is exercised for vested shares, full payment through a sale and remittance procedure pursuant to which the Optionee shall provide irrevocable written instructions to (I) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares and (II) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

          Except to the extent the sale and remittance procedure specified above is used for the exercise of the option for vested shares, payment of the exercise price for the purchased shares must accompany the exercise notice.

          D. Option Term. Each automatic grant under this Article Four shall have a maximum term of ten (10) years measured from the automatic grant date.

          E. Exercisability/Vesting. Each automatic grant shall be immediately exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee’s cessation of Board service prior to vesting in those shares in accordance with the applicable schedule below:

               Initial Grant. Each initial 10,000-share automatic grant shall vest, and the Corporation’s repurchase right shall lapse, in a series of four (4) equal and successive annual installments over the Optionee’s period of continued service as a Board member, with the first such installment to vest upon Optionee’s completion of one (1) year of Board service measured from the automatic grant date.

               Annual Grant. Each additional 2,500-share automatic grant shall vest, and the Corporation’s repurchase right shall lapse, upon the Optionee’s completion of one (1) year of Board service measured from the automatic grant date.

          F. Limited Transferability. During the lifetime of the Optionee, each automatic option grant may be assigned in whole or in part to one or more members of the Optionee’s immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned option (or portion thereof) shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Compensation Committee may deem appropriate.

          G. Effect of Termination of Board Membership. The following provisions shall govern the exercise of any outstanding options held by the Optionee under this Article Four at the time the Optionee ceases to serve as a Board member:

               (i) The Optionee (or, in the event of Optionee’s death, the personal representative of the Optionee’s estate or the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option. However, each option shall, immediately upon the Optionee’s cessation of Board service, terminate and cease to remain outstanding with respect to any option shares in which the Optionee is not vested on the date of such cessation of Board service.

               (ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable at the time of the Optionee’s cessation of Board service. However, should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of such shares as fully-vested shares.

               (iii) In no event shall the option remain exercisable after the expiration of the option term.

          H. Stockholder Rights. The holder of an automatic option grant under this Article Three shall have none of the rights of a stockholder with respect to any shares subject to such option until such individual shall have exercised the option, paid the exercise price and become the holder of record of the purchased shares.

          I. Remaining Terms. The remaining terms and conditions of each automatic option grant shall be the same as the terms for option grants made under the Discretionary Option Grant Program.

     III. CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option under this Article Four but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for all or any portion of those shares as fully vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, all automatic option grants under this Article Four shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or parent thereof.

          B. Each outstanding option under this Article Four which is assumed in connection with a Corporate Transaction outstanding shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issuable to the Optionee in the consummation of such Corporate Transaction, had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the class and number of securities available for issuance under the Plan following the consummation of such Corporate Transaction, and (ii) the exercise price payable per share, provided the aggregate exercise price payable for such securities shall remain the same.

          C. In connection with any Change in Control of the Corporation, the shares of Common Stock at the time subject to each outstanding option under this Article Four but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for all or any portion of those shares as fully vested shares of Common Stock. Each such option shall remain so exercisable for all the option shares following the Change in Control, until the expiration or sooner termination of the option term.

          D. The automatic option grants outstanding under this Article Four shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE FIVE

MISCELLANEOUS

     I. AMENDMENT OF THE PLAN AND AWARDS

          The Board has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever. However, no such amendment or modification shall adversely affect rights and obligations with respect to options at the time outstanding under the Plan, nor adversely affect the rights of any Participant with respect to Common Stock issued under the Stock Issuance Program prior to such action, unless the Optionee or Participant consents to such amendment. In addition, certain amendments to the Plan may require stockholder approval pursuant to applicable laws or regulations.

     II. TAX WITHHOLDING

          A. The Corporation’s obligation to deliver shares of Common Stock upon the exercise of stock options for such shares or the vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income tax and employment tax withholding requirements.

          B. The Compensation Committee may, in its discretion and in accordance with the provisions of this Section III of this Article Five and such supplemental rules as the Compensation Committee may from time to time adopt (including the applicable safe-harbor provisions of Rule 16b-3 of the Securities and Exchange Commission), provide any or all holders of Non-Statutory Options (other than the automatic grants made pursuant to Article Four of the Plan) or unvested shares under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Federal, state and local income and employment tax liabilities incurred by such holders in connection with the exercise of their options or the vesting of their shares (the “Taxes”). Such right may be provided to any such holder in either or both of the following formats:

               (i) The holder of the Non-Statutory Option or unvested shares may be provided with the election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the applicable Taxes (not to exceed one hundred percent (100%)) designated by the holder.

               (ii) The Compensation Committee may, in its discretion, provide the holder of the Non-Statutory Option or the unvested shares with the election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such individual (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes incurred in connection with such option exercise or share vesting (not to exceed one hundred percent (100%)) designated by the holder.

     III. EFFECTIVE DATE AND TERM OF PLAN

          A. The Plan has been approved by the Board of directors and is subject to approval by the stockholders of the Corporation at the annual meeting of stockholders to be held on July 28, 2005, and will become effective as of the date of such stockholder approval.

          B. The Plan shall terminate upon the earlier of (i) the day prior to the tenth anniversary of the approval of the Plan by the stockholders of the Corporation, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of the options granted under the Plan or the issuance of shares (whether vested or unvested) under the Stock Issuance Program. If the date of termination is determined under clause (i) above, then all option grants and unvested share issuances outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such grants or issuance.

     IV. REGULATORY APPROVALS

          The implementation of the Plan, the granting of any option under the Plan, the issuance of any shares under the Stock Issuance Program, and the issuance of Common Stock upon the exercise of the option grants made hereunder shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it, and the Common Stock issued pursuant to it.

     V. USE OF PROCEEDS

          Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants or share issuances under the Plan shall be used for general corporate purposes.

     VI. NO EMPLOYMENT/SERVICE RIGHTS

          Neither the action of the Corporation in establishing the Plan, nor any action taken by the Compensation Committee hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Corporation (or any parent or subsidiary corporation) for any period of specific duration, and the Corporation (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual’s employment or service at any time and for any reason, with or without cause.

     VII. MISCELLANEOUS PROVISIONS

          A. Except as otherwise expressly provided under the Plan, the right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee or Participant.

          B. The provisions of the Plan relating to the exercise of options and the vesting of shares shall be governed by the laws of the State of California as such laws are applied to contracts entered into and performed in such State.

          C. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the Participants and Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

PROXY CARD
SMITH MICRO SOFTWARE, INC.
PROXY
Annual Meeting of Stockholders, July 28, 2005
This Proxy is Solicited on Behalf of the Board of Directors of
Smith Micro Software, Inc.

          The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held July 28, 2005, and the Proxy Statement and appoints William W. Smith, Jr. and Robert W. Scheussler, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Smith Micro Software Corporation (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at our corporate headquarters located at 51 Columbia, Aliso Viejo, California 92656 on Tuesday, July 28, 2005, at 10:00 a.m. Pacific Daylight Savings Time (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on this proxy card.

1.	To elect two directors, each to serve for a three-year term ending at the 2008 Annual Meeting of Stockholders or until his successor is duly elected and qualified;

	FOR	WITHHOLD AUTHORITY TO VOTE
William W. Smith, Jr.

William Keiper

2.	For the approval of the 2005 Stock Option / Stock Issuance Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	For the approval of an amendment to the Company’s certificate of incorporation to increase the number of shares of authorized Common Stock from 30,000,000 to 50,000,000	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	To ratify the appointment of BDO Seidman, LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting or any adjournment or postponement thereof.	FOR ☐	AGAINST ☐	ABSTAIN ☐

          The Board of Directors recommends a vote IN FAVOR OF the directors listed above and a vote IN FAVOR OF each of the listed proposals. This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted IN FAVOR OF the election of the directors listed above and IN FAVOR OF the other proposals.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

(Print name(s) on certificate)

Please sign your name:		Date:

(Authorized Signature(s))